Exhibit 10.6

THIRD AMENDMENT TO SUPPLY AGREEMENT

This THIRD AMENDMENT TO SUPPLY AGREEMENT (this "Amendment') is entered into as of the 30TH day of April, 2011 (the "Amendment Effective Date"), by and between Uroplasty, Inc. ("Purchaser"), and Tyco Healthcare Group LP (d/b/a Covidien) acting through its Uni-Patch Division ("Supplier).

Supplier and Purchaser are both parties to a Supply Agreement, dated December 6th, 2007, which was amended by the First Amendment to Supply Agreement, dated February 26th, 2008 and the Second Amendment to Supply Agreement, dated March 24, 2010 (the "Agreement'). The parties wish to amend the Agreement in accordance with the terms and conditions set forth herein. Any capitalized term used in this Amendment without definition will have the meaning ascribed to it in the Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.          Contract Year. Section 1.1 of the Agreement is hereby deleted and replaced with the following:

1.1          "Contract Year shall mean each consecutive twelve-month period commencing as of May 1 and ending as of the immediately succeeding April 30.

Section 2.          Term. Section 2 of the Supply Agreement is hereby deleted and replaced with the following:

This Agreement shall commence upon the Effective Date and shall continue in effect until April 30, 2014 ("Term"), unless earlier terminated pursuant to Section 8.

Section 3.          Products and Pricing. Exhibit A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Exhibit A attached to this Amendment.

Section 4.          Ratification. Except as specifically provided in this Amendment, the terms and provisions of the Agreement will be and remain unaltered and in full force and effect. For avoidance of doubt, the parties expressly agree and confirm that the Agreement has continued, and does continue, in full force and effect and without lapse or termination notwithstanding whether the actual date of execution hereof is after the Amendment Effective Date.

THE PARTIES HAVE CAUSED this Amendment to be duly executed as of the Amendment Effective Date.

UROPLASTY, INC.	TYCO HEALTHCARE GROUP LP (D/B/A COVIDIEN acting through its Uni-Patch Division

By:	/s/ Tony Mulone	By:	/s/ Marc M. Herregraven
Name:	Tony Mulone	Name:	Marc M. Herregraven
Title:	VP/GM – OEM Division	Title:	VP of Manufacturing

EXHIBIT A
Products and Pricing

Product Code	Description	Price
UPC250-12	UPC Stimulation Lead Sets	$*

Lead Time for Shipments from Date of Purchase Order: 8 weeks

Delivery Location: Minnetonka, MN

*	Indicates that confidential information has been omitted and filed separately with the Securities and Exchange Commission.